Exhibit 10.1

LETTER OF INTENT

THIS NON-BINDING LETTER OF INTENT (the “LOI”), entered into as of June 2, 2011, sets forth the understanding of the mutual intentions regarding the proposed transaction between (i) Tactical Air Defense Systems, Inc., a Nevada corporation (“TADS”) and (ii) Tactical Air Support, Inc., an Nevada corporation (“Tac-Air”) (TADS and Tac-Air may be referred to hereinafter individually as a “Party” and collectively as the “Parties”). Each Party understands and acknowledges that this is a non-binding LOI which will serve as the general basis of the below defined Definitive Agreements related to the below defined Acquisition.

1.

Transaction Overview. Tac-Air and TADS are currently involved in negotiations to acquire __________ (the “Aircraft”) and related assets from __________ (collectively the “Acquisition”). Tac-Air has the personnel to fly, maintain, operate the Aircraft and manage any related government contracts. TADS, either itself or though its third party relationships, has the resources to fund and experience to support the Acquisition and operation of the Aircraft. Upon closing of the Acquisition, the Aircraft shall be jointly owned by, and for the joint benefit of TADS and Tac-Air, and managed and deployed by Tac-Air. The Parties shall immediately commence preparation of definitive legal agreements relating to the joint ownership and operation of the Aircraft and other commitments contemplated herein (the “Definitive Agreements”), which shall be finalized before the closing of the Acquisition. The Definitive Agreements will contain the general provisions outlined herein, in addition to the usual and customary representations and warranties, covenants, conditions, and indemnifications for transactions of this kind.

2.

Tac-Air Obligations. Subject to the terms of the Definitive Agreements and further negotiation, Tac-Air shall fly, maintain and operate the Aircraft and manage any related contracts, shall pay all associated operational, administrative, maintenance and insurance costs for the operations of the Aircraft and shall maintain full control in all matters relating to Aircraft operations.

3.

TADS Obligations. Subject to the terms of the Definitive Agreements and further negotiation, TADS shall be responsible for the acquisition of all necessary funding related to the Acquisition of the Aircraft. Upon closing of the Acquisition and subject to further negotiation and terms of the Definitive Agreements, TADS shall receive the right to receive fifty percent (50%) of all future profits derived from the operation, sale, lease or any other use of the Aircraft.

4.

Event of Merger. Previously, on December 10, 2010, the Parties entered into an Agreement and Plan of Merger (the “Merger”) related to the proposed merger between the Parties. Although the Merger had not closed prior to the termination period and the related agreement has since expired, the Parties are currently in non-binding negotiations to finalize the proposed Merger. In the event the Parties are able to finalize and close the Merger while the Aircraft continues to be employed under the Definitive Agreements, subject to further agreement between the Parties, such Definitive Agreements shall be terminated and the Aircraft shall continue to be employed by the combined merged entity.

5.

Due Diligence. The Parties shall comply with reasonable requests to review relevant information concerning themselves and business entities they are affiliated with, insofar as such requests are reasonably related to the completion of the Acquisition. Tac-Air hereby acknowledges their review of all of TADS’s previous filings with the United States Securities Exchange Commission prior to the execution of this LOI.

6.

Non-Circumvention. For a period of no less than two years after the date of this LOI, if Tac-Air engages in any financial or other business transaction with any TADS Protected Party (as defined below), then Tac-Air shall pay TADS, immediately upon the closing of any transaction with such TADS Protected Party, compensation (in cash and/or equity) equal to the amount of financial benefit gained by Tac-Air. The term “TADS Protected Party” shall mean generally, any person or entity that either TADS introduces to Tac-Air in connection with this LOI or the Acquisition, or a third party person or entity that has a business or other affiliation with any person or entity that TADS introduces to Tac-Air in connection with TADS’s obligations under this LOI or the Acquisition.

_______TADS

                   _______Tac-Air

7.

Public Announcement. Due to the confidential nature of the Acquisition of the Aircraft, the Parties agree not to issue any press release or make any public announcement of the transactions contemplated herein without prior mutual consent, except where a public announcement is otherwise required by law.

8.

Jurisdiction and Attorney’s Fees. The Parties agree that the laws of the State of Nevada shall govern the validity, performance and enforcement of this LOI. Should either Party institute legal suit or action for enforcement of this LOI or as a result of this LOI, it is hereby agreed that the Nevada courts shall have personal and in rem jurisdiction and that venue of such suit or action shall be in the courts of Nevada. The prevailing party of such action shall be entitled to recover from the non-prevailing party its reasonable attorneys’ fees and other costs incurred in connection with said action or proceeding and any appeal.

9.

Acknowledgments and Assent. The Parties acknowledge that they were advised to consult with an independent attorney prior to signing this LOI and that they have in fact consulted with counsel of their own choosing prior to executing this LOI. The Parties agree that they have read this LOI and understand the content herein, and freely and voluntarily assent to all of the terms herein.

***SIGNATURE PAGE FOLLOWS***

_______TADS

                   _______Tac-Air

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties hereto have caused this LOI to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

Tactical Air Defense Systems, Inc. /s/ Alexis C. Korybut By: Alexis C. Korybut Its: Chief Executive Officer	Tactical Air Support, Inc. /s/ Rolland C. Thompson By: Rolland C. Thompson Its: Chief Executive Officer

_______TADS

                   _______Tac-Air